Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
John V. Britti
Executive Vice President & Chief Financial Officer
T: (561) 682-7535
E: John.Britti@Ocwen.com

Ocwen reports first quarter 2012 EPS of $0.14 per share,

Revenue of $164.5 million and

Net income of $19.3 million

Atlanta, GA – (May 3, 2012) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported Net income of $19.3 million, or $0.14 per share, for the first quarter of 2012. This compares with Net income of $22.1 million, or $0.21 per share, for the first quarter of 2011. In the first quarter of 2012, Ocwen incurred $16.1 million of transaction-related expenses, $2.6 million of net hedge-related losses, and $4.6 million in costs related to cancellation of upsizing and partial pre-payment of its Senior Secured Term Loan. Adjusting for these items resulted in normalized pre-tax earnings for the quarter of $53.4 million, a 17.4% increase over the normalized results in the first quarter of 2011. Revenue for the first quarter of 2012 was $164.5 million, 48% higher than the first quarter of 2011.

On April 2, Ocwen deployed $615 million of capital to purchase the mortgage servicing rights on $30.3 billion of unpaid principal balance (UPB) by closing deals with JPMorgan Chase Bank (“Chase”) and Saxon Mortgage Services, Inc. (“Saxon”). The Company estimates it incurred $3.4 million in ramp-up-related expenses in the first quarter of 2012. Had these ramp-up costs not been incurred, normalized pre-tax earnings would have been $56.8 million. We anticipate less than $1 million of further normalizing expenses on the Litton, Chase and Saxon transactions.

On March 20, 2012, Ocwen entered into an agreement with Aurora Bank FSB to purchase the servicing rights on a portfolio of commercial mortgage loans. Closing and servicing transfer is expected at the end of May. As of March 31, 2012, the portfolio consisted of 3,389 loans with a total principal balance of $1.9 billion.

Business performance highlights:

•	Generated Cash flow from operations of $373 million.
•	Reduced delinquencies on the Litton portfolio by 3 percentage points and Litton-related advances by $201.7 million.
•	Reduced overall delinquencies from 27.9% at the end of 2011 to 25.6% at the end of March 2012.
•	Completed 23,491 loan modifications. HAMP modifications accounted for 14.8% of completed modifications.
•	Modification offers rose by 32.3% to 28,539.
•	Completed the sale to Home Loan Servicing Solutions (HLSS) of the right to receive the servicing fees relating to approximately $15 billion of UPB in March, with an additional $2.9 billion sale on May 1. HLSS also assumed responsibility for the associated servicing advances and match funded liabilities.
•	Cancelled $200 million upsizing of its Senior Secured Term Loan because Ocwen had sufficient cash from operations and the HLSS transaction to fund the closing of Saxon and Chase.
•	Converted $56.4 million of Convertible Notes to common stock.

1

Ocwen Financial Corporation

First Quarter 2012 Results

May 3, 2012

“In the first quarter of the year, we saw a meaningful decline in delinquencies and advances for the newly acquired Litton portfolio.” said Ron Faris, President and CEO. “Modifications in the first quarter of 2012 were up by 25% over the fourth quarter of last year, and modification offers were up by 32.3%. These strong results confirm once again Ocwen’s industry-leading ability to effectively manage large acquisitions of high-risk mortgage servicing. Litton was a solid servicer, yet Ocwen has been able to create additional value for investors by finding sensible solutions that help keep American families in their homes. Our innovative shared appreciation modification, or SAM, is a good example of a sensible solution for borrowers and investors, and it accounted for 28.5% of our modifications in the first three months of this year. Borrower acceptance rates for the SAM remain high, while 6-month re-default rates are quite low compared to industry norms.”

Mr. Faris added, “In early April, we completed the acquisition of $30.3 billion in servicing assets from Saxon and Chase, of which we were already subservicing $9.9 billion for Saxon. We continue to see a healthy pipeline of potential new servicing transactions, and we expect to close additional transactions in coming months. These transactions will most likely include both private-label and agency servicing.

Chairman William Erbey stated “The Saxon and Chase transactions deployed approximately $615 million in capital at our targeted 25% pre-tax rate of return. Following the closing of these two transactions, our servicing portfolio now stands at approximately $119 billion. Ocwen’s ability to generate cash from operations and the sale of assets to HLSS enabled us to close the transactions without upsizing our Senior Secured Term Loan, as had been originally planned. Our balance sheet was further strengthened in the quarter by conversion of $56.4 million in Convertible Notes and a $37.5 million pre-payment on our Senior Secured Term Loan. Ocwen’s access to senior debt markets, strong expected cash-flow and ongoing sales to HLSS should enable us to fund all but the largest new business transactions without issuing additional equity.

The first quarter of 2012 had a net total of $23.3 million of normalizing items:

•	Transaction-related expenses for the quarter were $16.1 million, with $9.7 million for Litton and $6.3 million related to the Saxon and Chase deals that closed in early April.
•	Fees paid to investors on cancellation of the $200 million upsizing of the Senior Secured Term Loan amounted to $3.7 million
•	Pre-payment of $37.5 million of the Senior Secured Term Loan from proceeds of the HLSS transaction resulted in an expense of $0.9 million for early amortization of original issue discount.
•	Loss of hedge accounting on interest rate swaps related to assets sold to HLSS caused a $6.0 million unrealized expense. However, HLSS purchased the rights to MSRs in March for $10 million more than Ocwen’s carrying value. This amount will be realized over time as the Rights to MSRs amortize.
•	A net gain of $3.4 million was recorded upon termination of the Indian Rupee hedges.

In the first quarter of 2011, Ocwen had a net total of $11.0 million of normalizing items. For more detail on normalizing items as well as prior earnings releases and SEC filings please refer to the “Shareholder Relations” section of our website at www.ocwen.com.

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services. Ocwen is headquartered in Atlanta, Georgia with offices in West Palm Beach and Orlando, Florida, Houston, Texas, and Washington, DC and support operations in India and Uruguay. Utilizing advanced technology and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

2

Ocwen Financial Corporation

First Quarter 2012 Results

May 3, 2012

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 filed on February 29,2012. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.

This news release contains references to “normalized” results, which are non-GAAP performance measures. We believe these non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Total unpaid principal balance of loans and REO serviced	$98,440,466	$102,199,222	$106,126,168	$70,830,567	$70,542,961
Non-performing loans and REO serviced as a % of total UPB (1)	25.6%	27.9%	28.7%	24.2%	24.7%
Prepayment speed (average CPR)	14.2%	14.1%	15.2%	14.3%	13.9%

(1)	Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Segment Results (Dollars in thousands) (UNAUDITED)

For the three months ended March 31,	2012	2011
Servicing
Revenue	$164,192	$110,869
Operating expenses	82,879	39,783
Income from operations	81,313	71,086
Other expense, net	(46,836)	(36,306)
Income before income taxes	34,477	34,780

Corporate Items and Other
Revenue	658	471
Operating expenses	3,395	1,570
Loss from operations	(2,737)	(1,099)
Other income (expense), net	(1,621)	808
Loss before income taxes	(4,358)	(291)

Corporate Eliminations
Revenue	(304)	(334)
Operating expenses	(147)	(154)
Loss from operations	(157)	(180)
Other income, net	157	180
Income (loss) before income taxes	—	—

Consolidated income before income taxes	$30,119	$34,489

3

Ocwen Financial Corporation

First Quarter 2012 Results

May 3, 2012

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

For the three months ended March 31,	2012	2011
Revenue
Servicing and subservicing fees	$155,103	$102,505
Process management fees	8,791	7,796
Other revenues	652	705
Total revenue	164,546	111,006

Operating expenses
Compensation and benefits	30,783	14,787
Amortization of mortgage servicing rights	14,314	8,923
Servicing and origination	3,287	1,922
Technology and communications	9,349	6,872
Professional services	8,559	2,384
Occupancy and equipment	15,305	4,130
Other operating expenses	4,530	2,181
Total operating expenses	86,127	41,199

Income from operations	78,419	69,807

Other income (expense)
Interest income	2,312	2,169
Interest expense	(46,924)	(37,543)
Loss on loans held for resale, net	(420)	(904)
Equity in earnings of unconsolidated entities	252	130
Other, net	(3,520)	830
Other expense, net	(48,300)	(35,318)

Income before income taxes	30,119	34,489
Income tax expense	10,770	12,425
Net income	19,349	22,064
Net income attributable to non-controlling interests	—	10
Net income attributable to Ocwen Financial Corporation	$19,349	$22,074

Earnings per share attributable to Ocwen Financial Corporation
Basic	$0.15	$0.22
Diluted	$0.14	$0.21

Weighted average common shares outstanding
Basic	130,649,595	100,762,446
Diluted	138,046,270	107,777,775

4

Ocwen Financial Corporation

First Quarter 2012 Results

May 3, 2012

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	March 31, 2012	December 31, 2011

Assets
Cash	$683,946	$144,234
Restricted cash – for securitization investors	633	675
Loans held for resale, at lower of cost or fair value	20,203	20,633
Advances	98,398	103,591
Match funded advances	2,903,171	3,629,911
Loans, net – restricted for securitization investors	56,365	58,560
Mortgage servicing rights, net	277,716	293,152
Receivables, net	62,235	83,202
Deferred tax assets, net	106,376	107,968
Goodwill	78,432	78,432
Premises and equipment, net	17,178	7,350
Investments in unconsolidated entities	21,915	23,507
Other assets	167,943	185,942
Total assets	$4,494,511	$4,737,157

Liabilities and Stockholder’s Equity
Liabilities
Match funded liabilities	$2,280,323	$2,558,951
Secured borrowings – owed to securitization investors	51,622	53,323
Lines of credit and other secured borrowings	550,618	540,369
Debt securities	26,119	82,554
Other liabilities	159,816	158,649
Total liabilities	3,068,498	3,393,846

Stockholder’s Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 134,847,475 and 129,899,288 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	1,348	1,299
Additional paid-in capital	886,351	826,121
Retained earnings	543,136	523,787
Accumulated other comprehensive loss, net of income taxes	(4,822)	(7,896)
Total stockholder’s equity	1,426,013	1,343,311
Total liabilities and stockholder’s equity	$4,494,511	$4,737,157